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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                              JURISDICTION OF
NAME OF SUBSIDIARY                            INCORPORATION                   BUSINESS NAME
------------------                            -------------                   -------------


BTG Technology Systems, Inc. *                   Virginia                        Technology Systems

BTG Products, Inc.                               Virginia                        N/A (not operational)

Concept Automation, Inc. of America *            Virginia                        CAI

Delta Research Corporation                       Virginia                        Delta

Community Networks, Incorporated                 Virginia                        CNI

BTG Technology Resources, Inc.                   Florida                         BTR

Nations, Inc.                                    New Jersey                      Nations



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*  A wholly-owned subsidiary of BTG Technology Resources, Inc.





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